Exhibit 5.1

January 6, 2022

The Directors
Verdant Earth Technologies Limited ACN 624 824 791
Level 33, Colonial Centre
52 Martin Place
Sydney NSW 2000
Australia

Dear Sirs

Verdant Earth Technologies Limited – Registration Statement on Form F-1

1
We have acted as Australian counsel to Verdant Earth Technologies Limited ACN 624 824 791 (Company), an Australian corporation, in connection with the registration statement on Form F-1 (File No. 333-260311) filed on 18 October 2021 under the U.S. Securities Act of 1933, as amended (the Securities Act) (as amended, the Registration Statement), in connection with a proposed public offering (Offering) of ordinary shares of the Company (Shares).

2	Based upon and subject to the matters set out below,

(a)	we are of the opinion that when issued and paid for as contemplated by the Registration Statement, the Shares and the shares issued pursuant to the warrant included as Exhibit 4.4 to the Registration Statement (the Warrant, and the shares issues thereunder, Warrant Shares) will be legally issued and fully paid, and holders of such Shares and Warrant Shares, having fully paid all amounts due on such Shares and Warrant Shares, will be under no personal liability to contribute to the assets and liabilities of the Company in their capacities purely as holders of such Shares and Warrant Shares; and

(b)	the Warrant has been duly authorized and, when issued as contemplated by the Registration Statement, shall be authorized, created and validly issued by the Company.

3
We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption ‘Legal Matters’ in the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

4	For the purposes of this opinion, we have, amongst other things, examined and relied upon the following documents:

(a)	the Registration Statement;

(b)	the Warrant;

(c)
a certificate, dated the date hereof, of the Company Secretary of the Company certifying, among other things, certain matters concerning the Constitution of the Company, resolutions of the Board of Directors of the Company relating to the Offering and the capital structure of the Company; and

(d)	the Company's Constitution.

5	In giving the opinion expressed in this letter we have assumed the following matters:

(a)	the genuineness of all signatures, seals, duty stamps and markings in relation to documents reviewed by us;

(b)	the authenticity of all documents submitted to us as originals;

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(c)	the conformity to original documents of all documents submitted to us as copies (certified or otherwise);

(d)	the authenticity of the originals of such copies;

(e)	that all information contained in all documents reviewed by us is true and correct;

(f)
that resolutions of the Board of Directors of the Company that we have relied upon for the purposes of this letter have not been and will not be varied or revoked after the date of this letter and that the meetings of the Board of Directors of the Company at which the resolutions were considered were properly convened, all Directors who attended and voted were entitled to do so, the resolutions were properly passed, and the Directors have performed their duties properly and all provisions relating to the declaration of Directors' interests or the power of interested Directors were duly observed;

(g)	the accuracy of any searches obtained from the Australian Securities and Investments Commission (or from elsewhere) in relation to the Company (Searches);

(h)	that each natural person signing any document reviewed by us had the legal capacity to do so and to perform his or her obligations thereunder;

(i)	that we are entitled to make all of the assumptions specified in section 129 of the Corporations Act 2001 (Commonwealth of Australia) (Corporations Act);

(j)
that no person entitled to rely on this opinion is aware that any assumption made by us is incorrect (but this assumption is not to affect any other person who is entitled to rely on this opinion who is not so aware); and

(k)	each person signing in a representative capacity any document reviewed by us had authority to sign in such capacity.

6	Our opinion in this letter is subject to the qualifications we have noted in this letter and the following matters:

(a)	the role that we have performed is as described in this letter;

(b)
we express no opinion as to any law other than laws of the States of Australia and the Commonwealth of Australia in force at and as interpreted at the date of this letter. We are not qualified to, and we do not, express an opinion on the laws of any other jurisdiction. In particular, we have not independently investigated the laws of the United States of America;

(c)	we express no opinion on any non-Australian legal matters, including but not limited to operational, financial, statistical or accounting matters;

(d)	we express no opinion on any taxation information referred to or published by the Company in the Registration Statement or in any other document;

(e)
our opinion relates only to the matters detailed in section 2 of this letter and does not relate to any additional statements concerning the Company or any other matter that may be made by any person, or any other conduct that any person may engage in concerning the Registration Statement or any other matter;

(f)
in issuing this opinion, we have relied on information obtained from the Searches as at the date of this letter and the opinion stated is based in part on the Searches. We take no responsibility for any matter which has been filed subsequent to the date of the Searches and shall have no liability in respect of any such matter notwithstanding that it may be inconsistent with this opinion;

(g)
the statements made and opinion in this letter are based on the knowledge of those partners and employees of McCullough Robertson who have acted for the Company in relation to the Registration Statement; and

(h)	we have not verified work performed by any other advisers or experts retained by the Company and accept no responsibility for the accuracy or completeness of their work.

7	We also rely (without limitation):

(a)
as to matters involving the application of laws other than the laws of the Commonwealth of Australia in force as at the date of this letter, upon the legal opinion issued by Gibson, Dunn & Crutcher LLP as US legal counsel to the Company; and

(b)
as to matters of fact, on certificates or other written statements of officers of the Company and officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company.

8
The opinion expressed in this letter is limited to the laws of the Commonwealth of Australia in force as at the date of this letter and is given without any ongoing obligation to inform any party of, or update this opinion with respect to, any changes in the laws of Australia having effect after the date of this opinion. We do not express any opinion as to the effect of any other laws, for example as to whether an agreement which is governed by a law other than such laws is valid and binding. This letter is limited to the matters stated and no opinion may be inferred beyond the matters expressly stated.

Yours faithfully

/s/ McCullough Robertson

McCullough Robertson

Adrian Smith
Partner